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                                                                     Exhibit 3.3
                                                Chicago Mercantile Exchange Inc.
                                              Registration Statement on Form S-4


                                    BY-LAWS
                                      OF
                       Chicago Mercantile Exchange Inc.


                                   ARTICLE I

                            Stockholders' Meetings

          Section 1.1. Annual Meetings. (a) An annual meeting of stockholders shall be held in December of each year for the election of Directors at such date, time and place, either within or without the state of Delaware, as may be fixed by resolution of the Board of Directors from time to time. In the absence of any designation as to date, such meeting shall be held on the first Thursday after the second business Wednesday in December in each year. Subject to paragraph (b) of this Section 1.1, any other proper business may be transacted at an annual meeting.

          (b) Only such business, other than the election of the Board of Directors, shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For such business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the Corporation (x) not less than 90 days nor more than 120 days prior to the meeting, or (y) if less than 100 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to stockholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or, if earlier, the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting (1) a brief description of such item and the reasons for conducting such business at the meeting and a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the business specified in the notice, (2) the name and address, as they appear on the Corporation's records, of the stockholder proposing such business, (3) the class, and series if any, and number of shares of stock of the Corporation which are beneficially owned by the stockholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), and (4) any material interest of the stockholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The

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chairman of the meeting at which any business is proposed by a stockholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

          Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board or by a majority of the Board of Directors. The business transacted at a special meeting of stockholders shall be limited to the purpose or purposes for which such meeting is called.

          Section 1.3. Notice of Meetings. A written notice of each annual or special meeting of stockholders shall be given stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, such notice of meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          Section 1.4. Adjournments. Any annual or special meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 1.3.

          Section 1.5. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the presence in person or by proxy of the holders of stock having not less than one-third of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of stockholders. In the absence of a quorum, then either (i) the chairman of the meeting or (ii) the stockholders may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 1.4 of these By-laws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

          Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, the Vice Chairman of the Board, the Second Vice Chairman of the Board or the President (in that order), or in their absence, inability or unwillingness, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or

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her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of the stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

          Section 1.7. Voting. (a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of
Section 1.10 of these By-laws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

          (b) Except as may be otherwise provided in the Certificate of Incorporation or in these By-laws, or as may be otherwise required by applicable law: (i) in all matters other than the election of Directors, the affirmative vote of the holders of shares representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders; (ii) each Director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of such Director; and (iii) where a separate vote by a class or series is required, other than with respect to the election of Directors, the affirmative vote of the holders of shares of such class or series representing a majority of the votes present in person or represented by proxy at the meeting shall be the act of such class or series.

          (c) Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so required by
Section 1.9 of these By-laws or so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote which are present in person or represented by proxy at such meeting.

          (d) Stock of the Corporation belonging to the Corporation, or to another Corporation a majority of the shares entitled to vote in the election of Directors of which are held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.7 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

          Section 1.8. Proxies. (a) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

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          (b) A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder's authorized officer, Director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a "Transmission") to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder.

          (c) Any inspector or inspectors appointed pursuant to Section 1.9 of these By-laws shall examine each Transmission to determine whether it is valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

          Section 1.9. Voting Procedures and Inspectors of Elections. (a) Unless otherwise provided in the Certificate of Incorporation or required by law, the following provisions of this Section 1.9 shall apply only if and when the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders.

          (b) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election (individually an "inspector," and collectively the "inspectors") to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability.

          (c) The inspectors shall (i) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the Corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors

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and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

          (d) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any stockholder shall determine otherwise.

          (e) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in paragraphs (b) and
(c) of Section 1.8 of these By-laws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a stockholder of record to cast or more votes than such stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors, at the time they make their certification pursuant to paragraph (c) of this Section 1.9, shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

          Section 1.10.  Fixing Date of Determination of Stockholders of Record.
(a) In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than 10 days before the date of such meeting; (2) in the case of a determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall be not more than 60 days before such action.

          (b) If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is

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delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

          Section 1.11. List of Stockholders Entitled to Vote. The Secretary shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of stockholders.

          Section 1.12. No Action by Consent of Stockholders. No action required to be, or which may be, taken at an annual or special meeting of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to act by written consent, whether pursuant to Section 228 of the General Corporation Law of Delaware or otherwise, is specifically prohibited.


                                  ARTICLE II

                              Board of Directors

          Section 2.1. Number; Qualifications. The Board of Directors shall consist of the number of Directors as provided in the Certificate of Incorporation, and no person shall serve as a Director unless he or she meets the requirements, if any, provided in the Certificate of Incorporation for service on the Board of Directors.

          Section 2.2. Election; Resignation; Vacancies. (a) Subject to the provisions of the Certificate of Incorporation, at each annual meeting of stockholders, the stockholders shall elect, pursuant to the terms of the Certificate of Incorporation, the successors to the Directors whose terms expire at that meeting, and each Director shall hold office until the annual meeting at which such Director's term expires and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. Any Director may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. Unless

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otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

          (b) Nominees for election as Equity Directors (as defined in the Certificate of Incorporation) shall be selected by the Nominating Committee. Nominees for election as Series B-1 Directors, Series B-2 Directors and Series B-3 Director (as such terms are defined in the Certificate of Incorporation) shall be selected by the respective Series B Nominating Committees as provided in Article IV.

          (c) A vacancy, howsoever occurring, in a directorship shall be filled in the manner specified in the Certificate of Incorporation.

          Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such times and at such places, within or without the state of Delaware, as shall be fixed by resolution of the Board of Directors.

          Section 2.4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary, or by a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least 4 days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

          Section 2.5 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, the Vice Chairman of the Board, the Second Vice Chairman of the Board or the President (in that order), or in their absence, inability or unwillingness, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the Directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

          Section 2.6. Quorum; Vote Required for Action. (a) At all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these By-laws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may

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continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

          (b) If a quorum is not present at any meeting of the Board of Directors, then the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

          (c) Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.

          Section 2.7. Telephonic Meetings. Directors, or any committee of Directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 2.8 shall constitute presence in person at such meeting.

          Section 2.8. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts), and the written consent or consents are filed with the minutes of proceedings of the Board of Directors or such committee.

          Section 2.9. Reliance Upon Records. Every Director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

          Section 2.10. Interested Directors. Whenever the Board considers a matter in which a board member is likely to have a significant and direct financial interest, the Board shall

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take all necessary steps to ensure that no participating Board member has a conflict of interest. A Board member shall be excused from the meeting during the Board's consideration of such matter if: (1) he or she directly or indirectly owns or controls an account that is likely to be directly and materially affected by the decision; (2) he or she has substantial financial interest in a clearing member that may be directly and materially affected by the Board's decision; or (3) he or she has an interest in the outcome, which a majority of the Board, present and voting, deems to require his or her disqualification.

          Section 2.11. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a Director or committee member. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 2.12. Presumption of Assent. Unless otherwise provided by the laws of the State of Delaware, a Director who is present at a meeting of the Board of Directors or of a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the Minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.


                                  ARTICLE III

                     Committees of the Board of Directors

          Section 3.1. Committees. The Board of Directors shall have an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and any additional committees it may designate from time to time by resolution passed by a majority of the whole board, with each committee to consist of one or more of the Directors of the Corporation.

          Section 3.2. Executive Committee. The Executive Committee shall consist of such number of Directors as may be elected from time to time by the Board. Whenever the Board is not in session, and subject to the provisions of applicable law, the Certificate of Incorporation or these By-laws, the Executive Committee shall have and exercise the authority of the Board in the management of the Corporation. A majority of the Executive Committee shall constitute a quorum necessary to transact business.

          Section 3.3. Audit Committee. The Audit Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected

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from time to time by the Board. The Audit Committee shall review the results and scope of the audit and all other services provided by the Corporation's independent auditors, as well as the Corporation's accounting and internal control procedures and policies. A majority of the Audit Committee shall constitute a quorum necessary to transact business.

          Section 3.4. Compensation Committee. The Compensation Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected from time to time by the Board. The Compensation Committee shall oversee the compensation and benefits of the employees and management of the Corporation. A majority of the Compensation Committee shall constitute a quorum necessary to transact business.

          Section 3.5. Nominating Committee. The Nominating Committee shall be composed of five Directors. The Committee shall review the qualifications of potential candidates for the Board of Directors (including candidates recommended by stockholders, provided such recommendation is submitted in writing and accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and evidence of the consent of the proposed nominee) and shall propose nominees for the positions on the Board of Directors that are nominated by the Board. In making their nominations, the Nominating Committee and the Board of Directors shall take into consideration that (i) the Board of Directors should have meaningful representation of a diversity of interests, including floor brokers, floor traders, futures commission merchants, producers, consumers, processors, distributors and merchandisers of commodities traded on the Chicago Mercantile Exchange, participants in a variety of pits or principal groups of commodities traded on the Chicago Mercantile Exchange and other market users or participants; (ii) at least 10 percent of the members of Board of Directors should be comprised of persons representing farmers, producers, merchants or exporters of principal commodities traded on the Chicago Mercantile Exchange; and (iii) at least 20 percent of the members of the Board of Directors should be comprised of persons who do not possess trading privileges on the Chicago Mercantile Exchange or are not currently salaried employees of the Corporation, primarily performing services for the Corporation in a capacity other than having trading privileges on the Chicago Mercantile Exchange or officers, principals or employees of a person that possesses trading privileges on the Chicago Mercantile Exchange. A majority of the Nominating Committee shall constitute a quorum necessary to transact business.

          Section 3.6. Committee Governance. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Subject to the provisions of law, any such committee, to the extent provided in the resolution of the Board or in these By-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee may adopt rules for its governance not inconsistent with the provisions of these By-laws.

                                  ARTICLE IV

                         Series B Nominating Committees

          Section 4.1. Series B Nominating Committees. The holders of shares of Class B Common Stock, Series B-1; Class B Common Stock, Series B-2; and Class B Common Stock, Series B-3, shall each elect a nominating committee for their respective series (each, a "Series B Nominating Committee"). Each Series B Nominating Committee shall be composed of five members.

          Section 4.2. Election. (a) The initial members of the Series B Nominating Committee for the Class B Common Stock, Series B-1, shall consist of the members of the CME Nominating Committee of Chicago Mercantile Exchange, an Illinois not-for-profit corporation (the "Exchange"), in office on the date that the merger of the Exchange into and with CME Transitory Co., a Delaware nonstock corporation, becomes effective (the "Effective Date"); the initial members of the Series B Nominating Committee for the Class B Common Stock, Series B-2, shall consist of the members of the IMM Nominating Committee of the Exchange in office on the Effective Date; and the initial members of the Series B Nominating Committee for the Class B Common Stock, Series B-3, shall consist of the members of the IOM Nominating Committee of the Exchange in office on the Effective Date. At each annual meeting of stockholders thereafter, holders of the Class B Common Stock, Series B-1; Class B Common Stock, Series B-2; and Class B Common Stock, Series B-3, shall elect the members of their respective Series B Nominating Committees from candidates selected as provided in Section 4.2(b). Members of each Series B Nominating Committee shall hold office for a term of one year and until their successors are duly elected and qualified.

          (b) Commencing with the annual meeting held in 2000, each Series B Nominating Committee shall nominate, by letter directed to the Chairman of the Board not later than ninety days prior to an annual meeting, candidates for election to such Committee at such annual meeting. Each Series B Nominating Committee shall nominate ten candidates. Such nominations shall include, as part of or in addition to such ten candidates, (i) any candidate who is nominated by the holders of at least 100 shares of Class B Common Stock, Series B-1, in the case of the Series B Nominating Committee representing such series,
(ii) any candidate who is nominated by the holders of at least 100 shares of Class B Common Stock, Series B-2, in the case of the Series B Nominating Committee representing such series, and (iii) any candidate who is nominated by the holders of at least 150 shares of Class B Common Stock, Series B-3, in the case of the Series B Nominating Committee representing such series; provided, however, in the case of any such nominations, the nomination is submitted in writing and accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and evidence of the consent of the proposed nominee. The five nominees receiving the greatest number of votes for a particular Series B Nominating Committee shall be elected to such Committee. In the event of a vacancy, howsoever occurring, in a committee position, the candidate in the most recent election for such position who received the next highest number of votes to the last person currently serving shall be named to fill such vacancy.

          Section 4.3. Director Nominations. Each Series B Nominating Committee shall be responsible for assessing the qualifications of candidates to serve as Directors to be elected by the particular series. Not less than 90 days but not more than 120 days prior to an annual meeting of stockholders at which a Series B-1 Director, a Series B-2 Director or a Series B-3 Director is to be elected, the applicable Series B Nominating Committee(s) shall select nominees for election to such directorship. Such Series B Nominating Committee(s) shall select, subject to the provisions of the Certificate of Incorporation, two nominees for each directorship to be filled by the applicable series of Class B Common Stock at such meeting. Such nominations shall include, as part of or in addition to such two nominees, (i) any nominee who is nominated by the holders of at least 100 shares of Class B Common Stock, Series B-1, in the case of the Series B Nominating Committee representing such series, (ii) any nominee who is nominated by the holders of at least 100 shares of Class B Common Stock, Series B-2, in the case of the Series B Nominating Committee representing such series, and (iii) any nominee who is nominated by the holders of at least 150 shares of Class B Common Stock, Series B-3, in the case of the Series B Nominating Committee representing such series; provided, however, in the case of any such nominations, the nomination is submitted in writing and accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and evidence of the consent of the proposed nominee. All nominees shall meet the requirements, if any, in the Certificate of Incorporation or in these By-laws for service on the Board of Directors. No nominee shall be a candidate for more than one directorship. If a nominee withdraws, dies, becomes incapacitated or disqualified to serve, the applicable Series B Nominating Committee shall, as quickly as practicable, submit a new nominee to the Chairman of the Board. Each Series B Nominating Committee shall submit its nominees in writing to the Chairman of the Board. Such writing shall set forth as to each nominee for election or re-election as a Director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are owned (or, under the rules of the Corporation, would be recognized as a permitted transferee), and (4) such person's written consent to serving as a Director if elected.

                                   ARTICLE V

                                    Officers

          Section 5.1. Executive Officers; Election; Qualification; Term of Office. The Board of Directors shall elect from among its members a Chairman of the Board, a Vice Chairman of the Board and a Second Vice Chairman of the Board. The Board of Directors shall also elect a President, a Secretary and a Treasurer, and may elect one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any number of offices may be held by the same person. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

          Section 5.2. Resignation; Removal; Vacancies. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. The Board of Directors may remove any officer with or without cause at any time by an affirmative vote of the majority of the Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of such officer with the Corporation. A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

          Section 5.3. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

                                   ARTICLE VI

                   Provisions Regarding Class B Common Stock

          Section 6.1. Eligibility Criteria. Any adult of good moral character, reputation and business integrity, with adequate financial resources and credit to assume the responsibilities and privileges of ownership of a share or shares of Class B Common Stock of any series, is eligible for election to ownership. A person elected to ownership is presumed to know all the rules and regulations of the Corporation and agrees to abide by them while an owner. Notwithstanding a sale or transfer of a share of Class B Common Stock, a person elected to ownership agrees to be responsible for any violations of the Corporation's rules and regulations committed by him or her while an owner, and agrees to have any disputes, which arise while he or she is an owner and which relate to or arise out of any transaction upon the Chicago Mercantile Exchange or ownership in the Corporation, resolved in accordance with the rules of the Corporation.

          Section 6.2. Application. An individual desiring to purchase shares of Class B Common Stock of any series shall file an application with the Corporation in the form prescribed from time to time by the Board of Directors. Such application shall: (i) include an agreement by the applicant to take no recourse against the Corporation in the event that his or her application is rejected (except as provided in Section 8c of the Commodity Exchange Act); (ii) set forth all financial arrangements made in connection with the proposed purchase of the shares; (iii) contain an agreement to abide by the rules and regulations of the Corporation and all amendments thereto; and (iv) contain an acceptance of the burdens and risks inherent in an application for share ownership which may be rejected.

          Section 6.3. Trading Rights and Privileges. Holders of shares of Class B Common Stock, who meet the Corporation's ownership and eligibility criteria, shall have the following trading privileges as long as the holder owns the share:

          (a) Such holder of a series of shares of Class B Common Stock will be entitled to appear upon the floor of the Chicago Mercantile Exchange and to act as a floor broker and/or trader for the contracts assigned to that series.

          (b) Such holder of a series of shares of Class B Common Stock shall have the right to trade electronically through the GLOBEX2 system. Such right is restricted, when accessing GLOBEX2 terminals from the trading floors, to trading only contracts assigned to that series. Otherwise, the holder may trade any product listed on the GLOBEX2 system.

          (c) Consistent with the provisions of Section 6.4, such holder of a series of shares of Class B Common Stock shall be able to lease out to another person who satisfies the ownership and eligibility criteria of the Corporation the trading privileges associated with that share of Class B Common Stock.

          (d) The Corporation shall charge clearing firms a lower clearing fee for trades made for the account of a holder of a series of shares of Class B Common Stock, or a lessee of the trading privileges associated with such shares, with respect to contracts assigned to such holder's series of shares of Class B Common Stock as of the Effective Date. The Corporation shall not charge a higher clearing fee for any trade for the account of such shareholder or lessee executed in the open outcry environment than the clearing fee for the same trade executed in another trading environment.

          Section 6.4 Transfer Restrictions. No holder of shares of Class B Common Stock shall dispose of any such shares, whether by sale, exchange, assignment, transfer, gift, devise, bequest, mortgage, pledge, encumbrance or otherwise, except as may be permitted from time to time by the Board of Directors.

          Section 6.5 Claims Against Stockholder; Application of Proceeds. For the purposes of this Section, the term "sale" shall include any transfer permitted under Section 6.4, and the term "seller" shall include firms that are considered under applicable rules of the Corporation to have ownership privileges in respect of any shares of Class B Common Stock. When the President receives notification and confirmation of the sale of a share of Class B Common Stock (such share being referred to herein as the "Proposed Sale Share"), he or she shall promptly request the Division of Market Regulation and the Membership Department to conduct an investigation of claims made pursuant to this Section against the Proposed Sale Share by the Corporation, other holders of Class B Common Stock of the Corporation, clearing members or the public, which arise out of futures transactions on the Chicago Mercantile Exchange. This investigation shall be completed within 20 days of the date the President receives notification and confirmation of the sale of said Proposed Sale Share.

          All claims against the seller of a Proposed Sale Share shall be submitted in writing to the Membership Department within 20 days of the posting of notice of the sale of said Proposed Sale Share.

          The proceeds of the sale of a Proposed Sale Share shall be applied to the following purposes and in the following order of priority:

          (i) Payment of all dues, fines, contributions, charges and other indebtedness due to the Corporation or the CME Gratuity Fund;

          (ii) Payment of any indebtedness to the clearing member who last qualified the selling owner arising out of a pledge of such Proposed Sale Share as collateral security on such indebtedness, or a deficit which the President determines to have arisen directly out of futures transactions on the Chicago Mercantile Exchange;

          (iii) Payment of amounts due to holders of Class B Common Stock and other clearing members on claims filed which the President determines to have arisen directly out of futures transactions on the Chicago Mercantile Exchange;

          (iv) Payment of amounts due to public customers of the seller, based on claims filed by such customers or based on reports of the Division of Market Regulation, which claims are determined by the President to be based upon misappropriation of customer funds, improperly executed futures transactions, unpaid credit balances, or other similar matters, directly related to futures transactions on the Chicago Mercantile Exchange;

          (v) No other claims against the proceeds of the sale of a Proposed Sale Share shall be recognized and administered by the Corporation, but the creditors of the seller of a Proposed Sale Share not falling in the foregoing categories may pursue other legal means of securing payment of their obligations.

          The President shall make a final determination of all claims filed in time or reported by the Division of Market Regulation and the Membership Department against the proceeds of the sale of a Proposed Sale Share.

          Except as provided in the case of a withdrawal from clearing membership, the President shall make a distribution of such proceeds within 30 days after receiving notification and confirmation of the sale of the Proposed Sale Share, unless claims to the proceeds are not resolved within that period. If, however, at such time a disciplinary proceeding under the Corporation's rules is pending against the seller or, based upon a pending investigation, is highly probable, or if a legal proceeding, in respect to which the indemnification provisions of the rules of the Corporation applicable to holders of Class B Common Stock would operate, is pending, has been announced or is highly probable, then the President shall retain so much of the proceeds as he judges will be required to satisfy the seller's obligations until such time as the pending matter is concluded.

          Distribution of proceeds shall be made by the payment of claims in the categories listed in this Section to the extent the proceeds from the sale are sufficient to meet those obligations. If the proceeds of the sale of a Proposed Sale Share are insufficient to pay all amounts determined to be due under the categories listed in this Section, the proceeds shall be applied to pay the full amounts determined to be due under subsections (i) through (iv) (inclusive) in the priority named. If the proceeds are insufficient to pay the amounts determined to be due under any priority, the claims due under that priority shall be paid pro rata, and the remaining priorities shall be left unpaid. In determining the amount of any claim, the President shall first deduct the fair cash value of any collateral held by that claimant.

          The surplus, if any, shall be paid to the person whose Proposed Sale Share was sold or his legal representative upon the execution of a satisfactory release. The President's determination and allowance of claims hereunder shall be final. The death, incompetency, expulsion or suspension of a member shall not affect the rights of claimants under this Section.

                                  ARTICLE VII

                        Stock Certificates and Transfers

          Section 7.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by its Chairman of the Board, a Vice Chairman of the Board, its President or a Vice President, and by its Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar continued to be such at the date of issue.

          Section 7.2. Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder's legal representative, to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          Section 7.3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.2 of these By-laws, and upon payment of applicable taxes with respect to such transfer, and in compliance with the transfer restrictions applicable to such shares under the Certificate of Incorporation, these By-laws or rules of the Corporation and any other applicable transfer restrictions of which the Corporation shall have notice, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder's attorney or successor duly authorized as evidenced by documents filed with the Secretary. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

          Section 7.4. Special Designation on Certificates. The designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and the relative, participating, optional or other special rights of each class of stock, or series thereof, and the qualifications limitations or restrictions of such preferences and/or rights.

          Section 7.5. Stock Transfer Agreements. Subject to the provisions of the Certificate of Incorporation, the Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes, or series thereof, of stock of the Corporation to restrict the transfer of such shares owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

          Section 7.6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

          Section 7.7. Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.


                                  ARTICLE VIII

                                    Notices

          Section 8.1. Manner of Notice. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, whenever notice is required to be given to any stockholder, Director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, or by transmitting it via telecopier, to such stockholder, Director or member, either at the address of such stockholder, Director or member as it appears on the records of the Corporation or, in the case of such a Director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these By-laws.

          Section 8.2. Dispensation with Notice. (a) Whenever notice is required to be given by law, the Certificate of Incorporation or these By-laws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders, and all notices of meetings of stockholders or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

          (b) Whenever notice is required to be given by law, the Certificate of Incorporation or these By-laws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

          Section 8.3. Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

                                   ARTICLE IX

                                Indemnification

          Section 9.1. Right to Indemnification. In addition and subject to the indemnification provisions contained in the Certificate of Incorporation, and subject to applicable law, the following Sections of this Article IX shall apply with respect to any person subject to the indemnification provisions of the Corporation.

          Section 9.2. Prepayment of Expenses. The Corporation may pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if the Corporation has received in advance an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article IX or otherwise. The Corporation may require security for any such undertaking.

          Section 9.3. Claims. If a claim for indemnification or payment of expenses under this Article IX is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          Section 9.4. Non-Exclusivity of Rights. The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested Directors or otherwise.

          Section 9.5. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a Director, officer, employee, partner or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

          Section 9.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE X

                                    General

          Section 10.1. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, magnetic tape, diskette, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

          Section 10.2. Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these By-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

          Section 10.3. Severability. If any provision of these By-laws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation's Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these By-laws (including without limitation, all portions of any section of these By-laws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

          Section 10.4. Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these By-laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

          Section 10.5. Dividends. The Board of Directors, subject to any restrictions contained in the General Corporation Law of Delaware or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid only in cash or in property. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

          Section 10.6 Consolidated Rules of the Chicago Mercantile Exchange. The affairs and operations of the Corporation in addition to being governed by the Delaware General Corporation Law, the Certificate of Incorporation and these By-laws, shall also be governed by the Consolidated Rules of the Chicago Mercantile Exchange (the "CME Rules"). Where there exists any inconsistency between the CME Rules and the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws, the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws shall govern to the extent of the inconsistency.